Exhibit 10.57

AMENDED AND RESTATED PROMISSORY NOTE

March 10, 2009

Queens, New York

$78,245,641.77

FOR VALUE RECEIVED, ALEXANDER’S REGO SHOPPING CENTER INC., a Delaware corporation with an office at c/o Vornado Realty Trust, 888 Seventh Avenue, New York, New York 10019 (“Maker”), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national bank chartered under the laws of the United States of America with an office at One Post Office Square, 29th Floor, Boston, Massachusetts 02109 (“Bank”), or any subsequent holder hereof, the principal sum of SEVENTY-EIGHT MILLION TWO HUNDRED FORTY-FIVE THOUSAND SIX HUNDRED FORTY-ONE DOLLARS AND 77/100 ($78,245,641.77) or so much thereof as may have been advanced to or for the benefit of Maker and remains unpaid from time to time (hereinafter called “Principal Balance”), with interest on the Principal Balance, until paid in full, at the rates per annum hereinafter specified, in coin or currency, which, at the time or times of payment, is legal tender for the payment of public and private debts in the United States of America, all in accordance with the terms hereinafter set forth. All interest payable hereunder shall be computed on the basis of a 360 day year, but shall be charged for the actual number of days principal is unpaid.

Bank is the owner and holder of a certain Promissory Note from Maker dated May 12, 1999, in the original principal amount of $82,000,000 originally payable to The Chase Manhattan Bank, and endorsed to the order of Bank (“Existing Note”). This Note amends and restates the indebtedness previously evidenced by the Existing Note. Maker intends, and Bank, by its acceptance of this Note, agrees, that the indebtedness previously evidenced by the Existing Note remains outstanding, but such indebtedness shall henceforth be evidenced by this Note, and the terms and conditions concerning Maker’s obligation to repay said indebtedness and interest thereon shall be governed by the provisions of this Note and the other documents and instruments evidencing and securing this Note (the “Loan Documents”). Neither the execution, delivery or acceptance of this Note nor any of the terms and provisions set forth herein shall be deemed or construed to effect a novation or to cause all or any part of the indebtedness previously evidenced by the Existing Note, or the liability of any person with respect thereto or any security therefor, to be, or to be deemed to have been, paid, satisfied or discharged.

1         .Payment Location. All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds to Bank at Bank’s office at One Post Office Square, 29th Floor, Boston, Massachusetts 02109, Attention: Real Estate Banking Division, or at such other place as may be designated by Bank to Maker in writing.

2.         Capitalized Terms. Unless the context otherwise indicates, capitalized terms not otherwise defined herein shall have the meanings provided for such terms in that certain Loan Agreement of even date herewith by and between Maker and Bank (hereinafter as it may be amended, modified or supplemented from time to time called the “Loan Agreement”).

3.         Payments. This Note shall be payable by Maker to Bank as follows:

(a)       Subject to the provisions of Paragraph 4(b) below, interest accruing in accordance herewith shall be payable, as accrued, on the first day of each calendar month hereafter until the principal of the Loan is paid in full, commencing on the first day of the month next following the month in which the Closing occurs.

(b)       The entire unpaid Principal Balance and all interest accrued thereon, together with all other amounts then due and payable under the other Loan Documents, shall be due and payable in full on the Maturity Date.

(c)       Except as otherwise provided in the succeeding sentence, from and after the date hereof, and until the date on which this Note is paid in full, Maker shall pay interest on the Principal Balance at the Loan Rate. The Loan Agreement provides for interest at a Default Rate and for late payment charges on the conditions set forth therein.

(d)       No payment of interest or other consideration made or agreed to be made by Maker pursuant to this Note or any other instrument referring to or securing this Note shall, at any time, be deemed to have been computed at an interest rate in excess of the maximum rate of interest permissible by law, if any. In the event such payments of interest or other consideration provided for in this Note or any other instrument referring to or securing this Note shall result in payment of an effective rate of interest which, for any period of time, is in excess of the limit of the usury law or any other law applicable to the loan evidenced hereby, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party or parties hereto, be applied to the Principal Balance immediately upon receipt of such monies by Bank with the same force and effect as though Maker had specifically designated, and Bank had agreed to accept, such extra payments as a principal payment, without premium or penalty. If the Principal Balance has been fully paid, any such excess amount shall be refunded to Maker. This provision shall control over every other obligation of Maker hereunder and under any instrument which secures this Note; and

(e)       Otherwise, all payments made hereunder shall be applied to amounts due in accordance with the Loan Agreement.

4.         Prepayments. The Principal Balance and accrued interest thereon may be prepaid in full or in part as provided in Section 1.3 of the Loan Agreement and subject to any fees payable under Section 1.4 of the Loan Agreement.

5.         Security. The payment and performance of this Note is secured by the lien of that certain Amended and Restated Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents, of even date herewith (the “Mortgage”) which constitutes a single first priority lien on Maker’s fee interest in certain real property located at 96-05 Queens Boulevard, in the Borough of Queens, County of Queens and State of New York (the “Property”), and by other documents (herein collectively referred to as the “Other Security Documents”), all of even date herewith; and is further secured by a Cash Pledge Agreement of even date herewith from Maker (the “Pledge”). The Mortgage, the Other Security Documents, and Pledge are sometimes herein collectively called “Security Documents.” Advances of the sums evidenced by this Note are to be made pursuant to the Loan Agreement. All of the agreements, conditions, covenants, warranties, representations, provisions and stipulations made by or imposed upon Maker under the Security Documents are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and Maker covenants and agrees to keep and perform the same, or cause them to be kept and performed, strictly in accordance with their terms. This Note is given for business purposes and none of the proceeds of the loan evidenced hereby or this Note will be used for personal, family or household purposes.

Each Maker, co-maker, endorser, surety and guarantor hereby guaranties payment of this Note, and waives demand for payment, presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of intent to foreclose on any collateral securing this Note, all other notices as to this Note other than notices expressly required under the Loan Documents, diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold such person or entity to any obligation hereunder, and agrees that without any notice Bank on behalf of the Bank and the other banks now or hereafter parties to the Loan Agreement (hereinafter called “Other Banks”) may take additional security herefor or may release any or all security herefor, or alone or together with any present or future owner or owners of all or any part of the Property or by any Other Security Documents, may from time to time extend, renew, or otherwise modify the date or dates or amount or amounts of payment above recited, or Bank may from time to time release any part or parts of the property and interest subject to the Mortgage or the Other Security Documents from the Mortgage and/or the Other Security Documents, with or without consideration, and that, in any such case, each Maker, co-maker, endorser, surety and guarantor shall continue to be bound hereby and to be liable to pay the unpaid balance of the indebtedness evidenced hereby, as so additionally secured, extended, renewed or modified, and notwithstanding any such release, and further agrees to indemnify Bank and the Bank against and hold Bank and Bank harmless from and pay all costs and expenses of collection, including court costs and attorneys’ fees (prior to trial, at trial and on appeal) incurred in collecting the indebtedness evidenced hereby, or in exercising or defending, or obtaining the right to exercise, the rights of Bank and Bank hereunder, under the Loan Agreement or under any Security Document, whether suit be brought or not, and in foreclosure, in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings, in probate, in other court proceedings, or otherwise, whether or not Bank prevails therein, and all costs and expenses incurred by Bank in protecting or preserving the property and interests which are subject to the Mortgage and/or the Other Security Documents.

6.         Default. Time is of the essence hereof, subject, however, to notice, grace and cure periods set forth in the Loan Documents. The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default under this Note. From and after the date of occurrence and during the continuance of any such Event of Default, and from and after the Maturity Date, interest shall accrue on the Principal Balance at the Default Rate and shall be payable on the first (1st) business day of each calendar month or on demand, at the option of Bank.

Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by Bank. All rights and remedies of Bank under the terms of this Note, under the terms of the Loan Agreement and/or of any Security Document, and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently by Bank on the Other Banks’ behalf. Maker agrees that the Other Banks shall be entitled to all the rights of a holder in due course of negotiable instruments. Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof.

7.         Applicable Law; Jury Trial. THIS NOTE WAS NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, MAKER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE.

MAKER AND BANK EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION RELATING TO THE PRINCIPAL BALANCE AND/OR THE SECURITY DOCUMENTS. AT THE OPTION OF BANK, THIS NOTE AND THE OTHER SECURITY DOCUMENTS MAY BE ENFORCED IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT IN WHICH THE PROPERTY LIES; MAKER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT AN ACTION IS COMMENCED IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, BANK, AT ITS OPTION, SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

8.         Non-Recourse. Bank shall not enforce the liability and obligation of Maker to perform and observe the obligations contained in this Note and the Mortgage by an action or proceeding wherein an in personam money judgment shall be sought against Maker, except that Bank may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Bank to enforce and realize upon this Note, the Mortgage, the Pledge, the other Loan Documents, and Maker’s interests in the Mortgaged Property, the Cash Collateral, and any other collateral given to Bank pursuant to the Mortgage and the other Loan Documents; provided, however, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against Maker only to the extent of Maker’s interest in the Mortgaged Property and in any other collateral given to Bank. Subject to the qualifications set forth below, Bank, by accepting this Note, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Maker in any such action or proceeding, under, by reason of or in connection with this Note or the Mortgage. The provisions of this Section shall not, however (a) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Mortgage or the other Loan Documents; (b) impair the right of Bank to name Maker as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (c) affect the validity or enforceability of any guaranty or indemnity made in connection with this Note, the Mortgage, or the other Loan Documents; (d) impair the right of Bank to obtain the appointment of a receiver; (e) impair the enforcement of any other Loan Document; (f) impair the right of Bank to bring suit with respect to fraud or material misrepresentation by Maker or any guarantor in connection with the Loan, this Note, the Mortgage, or the other Loan Documents; or (g) affect the validity or enforceability of the Indemnification Agreement or the Good Faith Indemnity and Guaranty Agreement or limit the liability or recourse of Maker or any other party thereunder.

Nothing set forth in this Note shall be deemed to be a waiver of any right which Bank may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Bank in accordance with this Note and the other Loan Documents.

Notwithstanding any other provisions in this Note, the Mortgage or the other Loan Documents, Maker shall be fully liable for and shall indemnify Bank for any or all claims, demands, liabilities, losses, damages, judgments, penalties, costs and expenses (including, without limitation, attorneys’ fees) which may be imposed upon, asserted against, or incurred or paid by Bank by reason of, arising out of or attributable or relating to (collectively and inclusive of (A) through (G) hereof):

(A)      the misappropriation of any proceeds from the sale, refinancing or other transfer of any of the collateral for the Loan received and retained by Maker, or any Affiliate of Maker (Maker or any of the foregoing, a “Liable Party”) in violation of the terms of any of the Loan Document (to the extent of such proceeds, rents, revenues, profits and/or other benefits) (it being agreed that proceeds shall not be deemed misapplied in any instance unless same are received by Maker and not paid to Bank, in a circumstance in which Bank is expressly entitled to receive same from Maker pursuant to the terms of the Loan Documents);

(B)      any fraud or willful misconduct of any Liable Party with respect to the Project, including, without limitation, any breach of a representation or warranty made by any Liable Party under any Loan Document that was known to be false in any material respect when made;

(C)      misapplication or conversion by any Liable Party of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Property; (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Property; or (iii) rents, income, accounts receivable, issues, profits, proceeds, accounts or other amounts received by Maker or any member after an Event of Default under the Loan Documents and so long as such Event of Default is continuing (it being agreed that proceeds shall not be deemed misapplied in any instance unless same are received by Maker and not paid to Bank, in a circumstance in which Bank is expressly entitled to receive same from Maker pursuant to the terms of the Loan Documents);

(D)      intentional damage to or bad faith waste of the Property and damage or loss of value to the Property resulting from gross negligence or willful misconduct of any Liable Party with respect to their obligations to Bank or with respect to the operation of the Property;

(E)       failure to obtain Bank’s prior written consent to a transfer or encumbrance of the Property to the extent such consent is required under the Loan Documents;

(F)       failure by Maker to pay taxes, assessments, charges for labor or materials or other charges that result in liens on any portion of the Property that would be superior to the lien of the Mortgage, which are not bonded over or otherwise disposed of in accordance with the terms of the Mortgage; or

(G)      any security deposits, advance deposits or retained rents and profits collected with respect to the Property which are not delivered to Bank upon a foreclosure of the Mortgage or action in lieu thereof provided; however that the limitations on recourse set forth in this Section 8, will be null and void and completely inapplicable, and this Note shall be full recourse to Maker in the event that:

(A)      Maker, any member of Maker, or any member of a member of Maker, shall file a voluntary bankruptcy or insolvency proceeding against Maker, or (2) an involuntary bankruptcy or insolvency proceeding (not brought by Bank) shall be brought against Maker, which is facilitated, conducted or directed by Maker, any member of Maker, any of its principals or affiliates.

The provisions of this Note regarding the limited non-recourse nature of the indebtedness evidenced by this Note shall survive any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of power of sale, acceptance by Bank of a deed in lieu of foreclosure or repayment of the sums secured hereby (provided, however, it shall not survive repayment in accordance with the terms of the Loan Documents, and any such post-foreclosure/acquisition shall terminate if there is no claim within twelve (12) months).

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered, under seal, as of the day and year first above set forth.

ALEXANDER’S REGO SHOPPING CENTER, INC.

By:
Name:
Its:

[Signature page to Amended and Restated Note]